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                                                                   EXHIBIT 11.1




                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
               STATEMENT OF COMPUTATION OF NET EARNINGS PER SHARE
        FOR THE INTERIM PERIODS ENDED AUGUST 3, 1996 AND AUGUST 2, 1997


                                                                   Three Months Ended
                                                           -------------------------------
                                                              1996                 1997
                                                              ----                 ----

Shares outstanding - beginning of period                   20,903,000           21,011,000

Shares issued during period - weighted average:
     Public offerings                                              --              121,000
     Options exercised                                          3,000               12,000

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)              307,000              351,000
                                                          -----------          -----------
Weighted average number of common and common
     equivalent shares                                     21,213,000           21,495,000
                                                          ===========          ===========

Net earnings applicable to common stock                   $ 4,009,000          $ 5,356,000
                                                          ===========          ===========

Primary and fully diluted earnings per share              $       .19          $       .25
                                                          ===========          ===========


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
                                                                   Six Months Ended
                                                           -------------------------------
                                                              1996                 1997
                                                              ----                 ----

Shares outstanding - beginning of period                   20,820,000           20,921,000

Shares issued during period - weighted average:
     Public offerings                                              --               60,000
     Options exercised                                         57,000               56,000
     Contribution to Employee Stock Plan                       14,000               26,000

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)              321,000              308,000
                                                          -----------          -----------
Weighted average number of common and common
     equivalent shares                                     21,212,000           21,371,000
                                                          ===========          ===========

Net earnings applicable to common stock                   $ 7,118,000          $ 9,372,000
                                                          ===========          ===========

Primary and fully diluted earnings per share              $       .34          $       .44
                                                          ===========          ===========